RALPH E. DAVIS ASSOCIATES, INC.

                                                                    Exhibit 23.1

                     CONSULTANTS - PETROLEUM AND NATURAL GAS
                        1717 ST. JAMES PLACE - SUITE 460
                              HOUSTON, TEXAS 77056
                                (713) 622 - 8955






                                   CONSENT OF
                         RALPH E. DAVIS ASSOCIATES, INC.


     We hereby consent to the use of the name "Ralph E. Davis Associates, Inc." and of references to Ralph E. Davis Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated January 9, 2004, prepared for Cadence Resources Corporation in the Registration Statement No. 333-110099 on Form SB-2, and any amendment thereof, of Cadence Resources Corporation.

Houston, Texas
January 14, 2004

                                         RALPH E. DAVIS ASSOCIATES, INC.

                                         /s/ Joseph Mustacchia, Jr.
                                         ---------------------------------
                                         Joseph Mustacchia, Jr.
                                         Executive Vice-President